EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77Q1:
  Schedule D - Investment Advisory agreement fees

EXHIBIT B:
  Attachment to item 77Q1:
  Investment Advisory and Administration Agreement
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EXHIBIT A:

SCHEDULE D
INVESTMENT ADVISORY AGREEMENT FEES

The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

FUND                                                 DATE

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab California Municipal Money Fund's
average daily net assets not in excess of $1
billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                    June 1, 2001

SCHWAB U.S. TREASURY MONEY FUND
Thirty-eight one-hundredths of one percent (.38%) of the Schwab U.S Treasury Money Fund's average daily net assets not in excess of $1 billion;
thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.
                                                  June 1, 2001

SCHWAB VALUE ADVANTAGE MONEY FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab Value Advantage Money Fund's
average daily net assets not in excess of $1
billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                    June 1, 2001

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab Institutional Advantage Money
Fund's average daily net assets not in excess of
$1 billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                   June 1, 2001

SCHWAB RETIREMENT MONEY FUND
Thirty-eight one-hundredths of one percent (.38%) of the Schwab Retirement Money Fund's average daily net assets not in excess of $1 billion;
thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.
                                                  June 1, 2001

SCHWAB NEW YORK MUNICIPAL MONEY FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab New York Municipal Money Fund's
average daily net assets not in excess of $1
billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                    June 1, 2001

SCHWAB GOVERNMENT CASH RESERVES FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab Government Cash Reserves Fund's
average daily net assets not in excess of $1
billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                    June 1, 2001

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab New Jersey Municipal Money Fund's
average daily net assets not in excess of $1
billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                    June 1, 2001

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab Pennsylvania Municipal Money Fund's
average daily net assets not in excess of $1
billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                     June 1, 2001

SCHWAB FLORIDA MUNICIPAL MONEY FUND
Thirty-eight one-hundredths of one percent (.38%)
of the Schwab Florida Municipal Money Fund's
average daily net assets not in excess of $1
billion; thirty-five one-hundredths of one
percent (.35%) of such net assets over $1 billion
but not in excess of $10 billion; thirty-two one-
hundredths of one percent (.32%) of such net
assets over $10 billion but not in excess of $20
billion; thirty one-hundredths of one percent
(.30%) of such assets over $20 billion but not in
excess of $40 billion; twenty-seven one-
hundredths of one percent (.27%) of such assets
over $40 billion.                                    June 1, 2001

THE CHARLES SCHWAB FAMILY OF FUNDS
By:
Name:    John P. Coghlan
Title:   President and Trustee

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
By:
Name:    Jeremiah H. Chafkin
Title:   President and Chief Operating Officer



EXHIBIT B:
INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
(THE SCHWAB MONEY FUNDS)


	AGREEMENT made as of June 1, 2001 between THE CHARLES
SCHWAB FAMILY OF FUNDS, a Massachusetts business trust
(herein called the "Trust"), and CHARLES SCHWAB INVESTMENT
MANAGEMENT, INC., a Delaware corporation (the "Investment
Adviser").

	WHEREAS, the Trust is registered as an open-end diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act");
and

	WHEREAS, the Trust desires to retain the Investment
Adviser to furnish investment advisory, administrative, and certain accounting and record-keeping services to three investment portfolios of the Trust: the Schwab Money Market
Fund, the Schwab Government Money Fund and the Schwab
Municipal Money Fund (formerly, the Schwab Tax-Exempt Money
Fund) (each a "Money Fund" and collectively, the "Money
Funds"), and the Investment Adviser is willing and believes that it possesses the legal authority to so furnish such services,

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

	1.	Appointment.  The Trust hereby appoints the
Investment Adviser to act as investment adviser and administrator to the Money Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

	2.	Delivery of Documents.  The Trust has furnished
the Investment Adviser with copies properly certified or authenticated of each of the following:

		(a)	the Trust's Agreement and Declaration
of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on October 20,
1989, and all amendments thereto or restatements thereof (such Agreement and Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

		(b)	the Trust's By-Laws and amendments
thereto;

		(c)	resolutions of the Trust's Board of
Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

		(d)	the Trust's Notification of
Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission
("SEC") on November 1, 1989 and all amendments thereto;

		(e)	the Trust's Registration Statement on
Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-31894) and under the 1940 Act as filed with the SEC and all amendments thereto; and


		(f)	the Trust's most recent prospectus and
Statement of Additional Information for the Money
Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

	3.	Management.  Subject to the direction and control
of the Board of Trustees of the Trust, the Investment
Adviser will supervise or perform for the Money Funds all aspects of the operations of the Money Funds except for those performed by the custodian for the Money Funds under the Custody Agreement, provide general economic and financial analysis and advice to the Money Funds, and provide a continuous investment program for the Money
Funds, including investment research and management as to all securities and investments and cash equivalents in the Money Funds. More particularly, the Investment Adviser will: determine from time to time what securities and other investments will be purchased, retained, or sold by the Money Funds; maintain office facilities (which may be in the offices of the Investment Adviser or a corporate affiliate but shall be in such location as the Trust reasonably determines); furnish statistical and research data, clerical services and stationery and office supplies;
compile data for, prepare for execution by the Money Funds and file all the Money Funds' federal and state tax returns and required tax filings other than those required to be made by the Money Funds' custodian and transfer agent;
prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; prepare the Trust's Annual and Semi-Annual Reports to Shareholders and amendments to its Registration Statements (on Form N-1A or any replacement therefor); compile data for, prepare and file timely Notices to the SEC required pursuant to Rule
24f-2 under the 1940 Act; perform at the expense of the Money Funds the daily pricing of portfolio securities and computation of the net asset value and the net income of each Money Fund in accordance with the Prospectus and resolutions of the Trust's Board of Trustees; keep and maintain the financial accounts and records of the Money
Funds and provide the Trust with certain reports, all as more specifically set forth on Schedule A hereto; and generally assist in all aspects of the operations of the Money Funds.

		Subject to the provisions of the Agreement and Declaration of Trust and the 1940 Act, the Investment
Adviser, at its expense, may select and contract with investment advisers (the "Sub-Advisers") for one or more of the Money Funds. So long as any Sub-Adviser serves as Sub-Adviser to a Money Fund, it must be a party to a Sub-Investment Advisory Agreement in substantially the form attached hereto as Schedule B (the "Sub-Adviser Agreement") and will be obligated to (i) furnish continuously an investment program as to those assets of the Trust and the Money Funds involved allocated by the Investment Adviser,
(ii) in connection therewith, adhere to such guidelines as may be established by the Investment Adviser from time to time to insure compliance with applicable investment objectives, policies and restrictions of the Trust and the Money Funds and (iii) place all orders for the purchase and sale of Investments. The Investment Adviser may also delegate or subcontract some or all of the Investment Adviser's other duties enumerated in this Agreement. The Investment Adviser will be responsible for payment of all compensation to all Sub-Advisers and other persons and entities to which Investment Adviser delegates any duties hereunder.

		The Investment Adviser further agrees that it:

		(a)	will use the same skill and care in
providing such services as it would use in providing services to fiduciary accounts if it had investment responsibilities for such accounts;

		(b)	will conform with all applicable Rules
and Regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment
Adviser;

		(c)	will not make loans to any person to
purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

		(d)	will place orders pursuant to its
investment determinations for the Money Funds either directly with the issuer or with an underwriter, market maker, or broker or dealer.
In placing orders with brokers and dealers the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase or sell portfolio securities to and from brokers and dealers who provide the Investment
Adviser or any Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Investment Adviser or any Sub-Adviser, or any affiliated person of either the Trust, the Investment Adviser, or any Sub-Adviser, except as may be permitted under the 1940 Act;

		(e)	will treat confidentially and as
proprietary information of the Trust all records and other information relative to the Trust, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

		(f)	will direct its personnel when making
investment recommendations for the Trust, not to inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's accounts are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

	4.	Services to Others.  The Trust understands that
the Investment Adviser may in the future act as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Trust has no objection to the Investment Adviser's acts in such capacities, provided that whenever one of the Money Funds and one or more other investment companies advised by the Investment Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Investment Adviser to be equitable to each company. The
Trust recognizes that in some cases this procedure may adversely affect the size of the position that a Money Fund may obtain in a particular security. In addition, the Trust understands that the persons employed by the Investment Adviser to assist in the Investment Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Investment Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.


	5.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request and will require the same type of agreement from each Sub-Adviser. The
Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

	6.	Expenses.  During the term of this Agreement, the
Investment Adviser will pay all expenses incurred by it in providing general economic and financial analysis and advice to the Money Funds and providing a continuous investment program for the Money Funds pursuant to Section
3 above and in providing its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.
The Investment Adviser will also pay all compensation of any person or person employed by or associated with the Investment Adviser to assist in the performance of the Investment Adviser's obligations under this Agreement, whether or not such person is also a officer or employee of the Trust, and the Investment Adviser will not cause any obligation to be incurred on behalf of the Trust in respect of any such compensation. Other expenses to be incurred in the operation of the Money Funds -- including without limitation taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not officers, directors, shareholders, or employees of the Investment Adviser or any Sub-Adviser, SEC fees and state "blue sky" qualification fees, advisory and administration fees, costs of performing the pricing of portfolio securities, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining the Trust's existence as a Massachusetts business trust, typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Money Funds, costs of shareholders' and Trustees' reports and meetings and any extraordinary expenses -- will be borne by the Money Funds; provided however, that the Money Funds will not bear, directly or indirectly, the cost of any activity that is primarily intended to result in the distribution of shares of the Money Funds.

	7.	Compensation.  For the services provided and the
expenses assumed pursuant to this Agreement for each Money
Fund, the Trust will pay the Investment Adviser out of the assets of such Money Fund and the Investment Adviser will accept as full compensation therefor an annual fee, computed daily and paid monthly in arrears, equal to the percentages of such Money Fund's average daily net assets set forth below.

	Schwab Money Market Fund

$1 billion or less 			  	  0.38%
Over $1 billion through $10 billion	        0.35%
Over $10 billion through $20 billion	  0.32%
Over $20 billion through $40 billion	  0.30%
Over $40 billion					  0.27%


	Schwab Government Money Fund and the Schwab Municipal
Money Fund

$1 billion or less 				  0.38%
Over $1 billion through $10 billion 	  0.35%
Over $10 billion through $20 billion 	  0.32%
Over $20 billion through $40 billion	  0.30%
Over $40 billion					  0.27%

		If in any fiscal year the aggregate expenses (as defined under the securities regulations of any state having jurisdiction over the Trust) of a Money Fund exceed the expense limitations of any such state, the Investment Adviser will reimburse such Money Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by such Money Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by such Money Fund to the Investment
Adviser hereunder, and to Charles Schwab & Co., Inc. under the Transfer Agency and Shareholder Servicing Agreement between it and the Trust. The obligation of the Investment Adviser to reimburse a Money Fund hereunder is limited in any fiscal year to the amount of its fee hereunder from such Money Fund for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser will reimburse each Money Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

	8.	Limitation of Liability.  The Investment Adviser
will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	9.	Duration and Termination.  This Agreement will
become effective as to each Money Fund as of the date first written above, provided that it has been approved by a vote of a majority of the outstanding voting securities of such Money Fund, in accordance with the requirements under the 1940 Act.

		Thereafter, if not terminated as to a Money Fund, this Agreement will continue in effect as to such Money
Fund for successive periods each ending on May 30 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of the Trust, the Investment Adviser, or any Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Money Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Money Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment.
 (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

	10.	Amendment of this Agreement.  No provision of
this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

	11.	Miscellaneous.  The captions in this Agreement
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of California.

		The names "The Charles Schwab Family of Funds" and "Trustees of The Charles Schwab Family of Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed.
The obligations of "The Charles Schwab Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interest holders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of units of interest of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


THE CHARLES SCHWAB FAMILY OF FUNDS

By:  ___________________
Name:   John P. Coghlan
Title: President and Trustee


CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By: ___________________
Name: Jeremiah H. Chafkin
Title: President and Chief Operating Officer